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                                                                   EXHIBIT 23.01



                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated February 28, 2001, relating to the consolidated balance sheet of Nematron Corporation as of December 31, 2000 and the consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 2000 included in the Annual Report on Form 10-KSB of Nematron Corporation. We hereby consent to the incorporation by reference of said report in the Registration Statements of Nematron Corporation on Forms S-3 (File Numbers 333-1314 and 333-15959) and in the registration statements on Forms S-8 (File Numbers 333-1136, 333-1138, 333-1140 and 333-12379).



/s/Grant Thornton LLP


Southfield, Michigan
March 27, 2001





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